The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. The registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200452

Subject to completion, dated December 3, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 8, 2014)

                    Shares

Series N-2 Preferred Stock

We are offering             shares of Series N-2 Preferred Stock (and             million shares of common stock issuable upon conversion thereof). The Series N-2 Preferred Stock will not be listed on any national securities exchange.

Conversion

Each share of Series N-2 Preferred Stock can be converted at the holder’s option at any time after issuance into the number of shares of common stock determined by dividing the aggregate stated value of the Series N-2 Preferred Stock of $1,000 per share to be converted by the conversion price, which is initially $            . The initial conversion price is subject to adjustment in certain events (including certain fundamental changes), which are explained in more detail under the section entitled “Description of the Securities We Are Offering.” No shares of Series N-2 Preferred Stock shall be convertible by a holder to the extent such conversion would result in the holder and its affiliates beneficially owning more than 19.99% of our common stock then outstanding, or the Beneficial Ownership Limitation.

On the first to occur of (i) the 30th day after the original issuance date of the Series N-2 Preferred Stock, (ii) the date on which 5,000 or less shares of Series N-2 Preferred Stock remain outstanding, or (iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our articles of incorporation without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, an “Automatic Conversion Date”), all outstanding shares of Series N-2 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of shares of our common stock determined by dividing the aggregate stated value of the Series N-2 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series N-2 Preferred Stock that were not converted into shares of our common stock on or prior to the Automatic Conversion Date shall automatically convert into shares of our common stock on the earlier of (i) the date on which the conversion of such shares of Series N-2 Preferred Stock would no longer result in beneficial ownership that would exceed the Beneficial Ownership Limitation and (ii) the 91st day after the original issuance date of the Series N-2 Preferred Stock.

Ranking and Liquidation Preference

Shares of Series N-2 Preferred Stock rank senior to our common stock. In the event of our voluntary or involuntary dissolution, liquidation or winding up, each holder of Series N-2 Preferred Stock will be entitled to be paid a liquidation preference equal to the initial stated value of such holder’s Series N-2 Preferred Stock of $1,000 per share, plus any declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series N-2 Preferred Stock.

Voting Rights

The Series N-2 Preferred Stock will have no voting rights, except as otherwise expressly provided in our articles of incorporation or as otherwise required by law.

Common Stock Listing

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario stock market, or the MTA, in Italy under the symbol “CTIC.” On December 3, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.17 per share.

BVF Partners L.P.

Certain affiliates of BVF Partners L.P., an existing shareholder, have indicated an interest in purchasing approximately 25,641 shares of Series N-2 Preferred Stock in this offering (based on the closing price of our common stock of $1.17 on The NASDAQ Capital Market on December 3, 2015) at the public offering price. Because this indication of interest is not a binding agreement or a commitment to purchase, these entities may elect not to purchase shares of Series N-2 Preferred Stock in this offering or the underwriters may elect not to sell any of such shares in this offering to such entities. We have also agreed to reimburse BVF Partners for up to $25,000 of its legal fees and expenses incurred in connection with this offering.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-15 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share(1)	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions(2)	$	$
Proceeds to CTI BioPharma Corp., before expenses	$	$

(1)	Excludes shares of common stock issuable upon conversion of the Series N-2 Preferred Stock offered hereby.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Delivery of the Series N-2 Preferred Stock is expected to be made on or about                 , 2015.

Sole Book-Running Manager

Piper Jaffray

Lead Manager Ladenburg Thalmann
Co-Manager Roth Capital Partners

Prospectus Supplement dated                 , 2015.

i

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any of the documents incorporated by reference. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Any investor purchasing securities in this offering is exclusively responsible for any disclosure obligations it may have as a result of such purchasing pursuant to Italian law.

We are not making an offer of the Series N-2 Preferred Stock (or the shares of common stock issuable from time to time upon conversion of the Series N-2 Preferred Stock) covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the Series N-2 Preferred Stock (or shares of common stock issuable upon conversion of the Series N-2 Preferred Stock). You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of                  shares of our Series N-2 Preferred Stock (and         million shares of our common stock issuable upon conversion thereof) pursuant to a shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission, or the SEC. Such registration statement contains a separate base prospectus, which is included herein. You should read and consider this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Series N-2 Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

The information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and industry statistics contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus are based on independent industry publications, reports by market research firms and other published independent sources. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

In this prospectus supplement, the terms “CTI,” “Company,” “we,” “us,” “our” and similar terms refer to CTI BioPharma Corp., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI,” “PIXUVRI” and “Opaxio” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus supplement and the documents incorporated herein by reference, as the same may be supplemented or amended from time to time, are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ctibiopharma.com. With the exception of the reports specifically incorporated by reference in this prospectus supplement as set forth below, material contained on or accessible through our website is specifically not incorporated into this prospectus supplement. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement is terminated or completed:

a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015 (as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2015);

b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 6, 2015, August 6, 2015 and November 5, 2015, respectively;

c)	Our Current Reports on Form 8-K filed with the SEC on January 9, 2015, February 27, 2015, March 23, 2015 (as amended by Amendment No. 1 on Form 8-K/A filed on April 29, 2015 and Amendment No. 2 on Form 8-K/A filed on June 11, 2015), June 9, 2015, June 10, 2015, July 27, 2015, September 23, 2015, September 24, 2015, September 29, 2015, October 2, 2015, October 21, 2015, October 30, 2015, November 6, 2015, December 1, 2015 and December 3, 2015;

d)	The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended, and any other amendment or report filed for the purpose of updating such description; and

e)	The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A filed with the SEC on December 28, 2009, as amended by Amendment No 1. to Form 8-A filed with the SEC on May 17, 2011, and our Registration Statement on Form 8-A filed with the SEC on September 6, 2012, as amended by Amendment No. 1 to Form 8-A filed with the SEC on December 7, 2012 and Amendment No. 2 to the Form 8-A filed with the SEC on December 1, 2015 and any other amendment or report filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

CTI BioPharma Corp.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning under the United States, or U.S., federal securities laws. All statements other than statements of historical fact are “forward-looking statements,” including, without limitation:

•

any statements regarding future operations, plans, expectations, intentions, regulatory filings or approvals, including any plans to make a new drug application with the U.S. Food and Drug Administration, or the FDA, for pacritinib, and our ability to get an extension for completing PIX 306 (as hereinafter defined);

•	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement;

•

any projections of revenues, operating expenses or other financial terms, and any projections of cash resources, including regarding our potential receipt of future milestone payments under any of our agreements with third parties and expected sales of PIXUVRI® (pixantrone), or PIXUVRI;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products;

•	any statements regarding the safety and efficacy or future availability of any of our compounds;

•	any statements regarding expectations with respect to the potential therapeutic utility of pacritinib and the prevalence of myelofibrosis in the U.S.;

•

any statements on plans regarding proposed or potential clinical trials or new drug filing strategies, timelines or submissions, including statements with respect to the submission of a new drug application, or NDA, requesting accelerated approval in the fourth quarter of 2015 for our NDA for pacritinib or any other regulatory filings in Europe and other locations outside the U.S.;

•

the ability of the PERSIST-1 and Phase 1 and Phase 2 trials and additional information about pacritinib requested by the FDA to support a potential regulatory submission on an accelerated basis or otherwise;

•	the potential to make pacritinib available to patients with significant thrombocytopenia earlier than expected and to shorten the time to market for pacritinib by 14 months;

•	the ability to complete enrollment for PERSIST-2 by in the first quarter 2016 and the ability of pacritinib to meet unmet medical needs and future regulatory, development and commercialization;

•	any statements concerning significant disruptions in our information technology systems;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market and the MTA in Italy;

•	any statements regarding potential partnerships, licensing arrangements, mergers, acquisitions or other transactions; and

•	any statements regarding future economic conditions or performance, and any statements of assumption underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to, the risk factors described in the section of this prospectus supplement entitled “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. All forward-looking statements and reasons why results may differ included in this prospectus supplement are made as of the date hereof, and are based on assumptions about many important factors and information currently available to us to the extent we have thus far had an opportunity to evaluate such information in light of all surrounding facts, circumstances, recommendations and analyses. We assume no obligation to update any such forward-looking statement or reason why actual results might differ, except to the extent required by law.

SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in our securities. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and the documents incorporated by reference herein and therein.

Our Company

We are a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and health care providers. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with partners. We are currently concentrating our efforts on treatments that target blood-related cancers where there is an unmet medical need. In particular, we are primarily focused on commercializing PIXUVRI in select countries in the European Union, or the E.U., for multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma, or NHL, and conducting a Phase 3 clinical trial program evaluating pacritinib for the treatment of adult patients with myelofibrosis to support regulatory submission for approval in the U.S. and Europe. We are also evaluating pacritinib in early phase clinical trials as treatment for other blood-related cancers.

Corporate Information

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.ctibiopharma.com; however, the information in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

PIXUVRI

PIXUVRI is a novel aza-anthracenedione with unique structural and physiochemical properties. In May 2012, the European Commission granted conditional marketing authorization in the E.U. for PIXUVRI as a monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell NHL. PIXUVRI is the first approved treatment in the E.U. for patients with multiply relapsed or refractory aggressive B-cell NHL who have failed two or three prior lines of therapy. As a part of the conditional marketing authorization, we are required to conduct a post-authorization trial, which we refer to as PIX306, comparing PIXUVRI and rituximab with gemcitabine and rituximab in the setting of aggressive B-cell NHL. Pursuant to our conditional marketing authorization in the E.U., we are required to submit the requisite clinical study report for PIX306 by November 2016. We plan to request an extension of such deadline.

Under our collaboration arrangement with Les Laboratoires Servier and Institut de Recherches Internationales Servier, or Servier, we have full commercialization rights to PIXUVRI in Austria, Denmark, Finland, Germany, Israel, Norway, Sweden, Turkey, the United Kingdom, or the U.K., and the U.S., while Servier has exclusive rights to commercialize PIXUVRI in all other countries. PIXUVRI is currently available in Austria, Denmark, Finland, France, Germany, Israel, Italy, Netherlands, Norway, Sweden and the U.K. and has achieved reimbursement decisions under varying conditions in England/Wales, Italy, France, Germany, the Netherlands and Spain.

Pacritinib

Our lead development candidate, pacritinib, is an investigational oral kinase inhibitor with specificity for JAK2, FLT3, IRAK1 and CSF1R. The JAK family of enzymes is a central component in signal transduction pathways, which are critical to normal blood cell growth and development, as well as inflammatory cytokine expression and immune responses. Mutations in these kinases have been shown to be directly related to the development of a variety of blood-related cancers, including myeloproliferative neoplasms, leukemia and lymphoma. The kinase profile of pacritinib suggests its potential therapeutic utility in conditions such as acute myeloid leukemia, or AML, myelodysplastic syndrome (MDS), chronic myelomonocytic leukemia (CMML), and chronic lymphocytic leukemia (CLL), due to its inhibition of c-fms, IRAK1, JAK2, and FLT3. We are pursuing a broad approach to advancing pacritinib for adult patients with myelofibrosis by conducting two Phase 3 clinical trials: one in a broad set of patients without limitations on blood platelet counts, the PERSIST-1 trial; and the other in patients with low platelet counts, the PERSIST-2 trial.

PERSIST-1 is a randomized (2:1), open-label, multinational Phase 3 registration-directed trial comparing the efficacy and safety of pacritinib with that of best available therapy other than JAK inhibitors, in 327 patients with myelofibrosis, without exclusion for low platelet counts. Fifty-one of the 327 patients receiving pacritinib or best available therapy in the study and 35 of the 253 evaluable patients had platelet counts of less than 50,000 per microliter. In May 2015, data from PERSIST-1 showed that compared to best available therapy (exclusive of a JAK inhibitor) pacritinib therapy resulted in a significantly higher proportion of patients with spleen volume reduction and control of disease-related symptoms. Treatment with pacritinib resulted in improvements in severe thrombocytopenia and severe anemia, eliminating the need for blood transfusions in a quarter of patients who were transfusion dependent at the time of enrollment. Gastrointestinal symptoms were the most common adverse events and typically lasted for approximately one week. A limited number of patients discontinued treatment due to side effects. There were no Grade 4 gastrointestinal events reported. These results were presented at a late-breaking oral session at the 51st Annual Meeting of the American Society of Clinical Oncology Annual Meeting.

In October 2013, we reached agreement with the FDA on a Special Protocol Assessment, or SPA, for the PERSIST-2 trial. The SPA is a written agreement between us and the FDA regarding the design, endpoints and planned statistical analysis approach of the trial to be used in support of an NDA submission. The design of PERSIST-1 and PERSIST-2 allows for patients on the best availability therapy arm to crossover and receive treatment with pacritinib if their disease progresses or after they achieve the 24-week measurement endpoint. Although crossover design of clinical trials may confound evaluation of survival, such designs are frequently used in cancer studies, and the FDA has approved multiple oncology drugs that utilized crossover design in Phase 3 trials. Enrollment in PERSIST-2, which is designed to enroll up to 300 patients in North America, Europe, Australia, New Zealand and Russia, is continuing.

PERSIST-2 is a randomized (2:1), open-label, multinational Phase 3 clinical trial evaluating pacritinib compared to best available therapy, including the approved JAK inhibitor, dosed according to product label for patients with myelofibrosis whose platelet counts are less than or equal to 100,000 per microliter. Based on current timelines, PERSIST-2 enrollment is expected to be completed in the first quarter of 2016.

In September 2015, following a pre-NDA meeting for pacritinib, we announced our plan to submit a NDA to the FDA in the fourth quarter of 2015. We began the rolling submission in November 2015 and expect to complete submission of the NDA in December of 2015 and to request accelerated approval and priority review for the treatment of patients with intermediate and high-risk myelofibrosis with low platelet counts of less than 50,000 per microliter. The NDA will be based primarily on data from the PERSIST-1 Phase 3 trial, as well as data from Phase 1 and 2 studies and additional data requested by the FDA, including a separate study report and datasets for the specific patient population with low platelet counts of less than 50,000 per microliter (<50,000/uL) for whom there are no approved drugs.

We share joint commercialization rights to pacritinib with Baxalta Incorporated, or Baxalta, in the U.S., while Baxalta has exclusive commercialization rights for all indications outside the U.S.

Tosedostat

Our earlier stage product candidate, tosedostat, is a novel oral, once-daily aminopeptidase inhibitor that has demonstrated significant responses in patients with AML. Tosedostat is currently being evaluated in several Phase 2 cooperative group-sponsored trials and investigator sponsored trials. These clinical trials are evaluating tosedostat in combination with hypomethylating agents in AML and myelodysplastic syndrome, which are cancers of the blood and bone marrow. We anticipate data from these signal-finding trials may be used to determine an appropriate design for a potential Phase 3 trial.

In June 2015, data from an investigator-sponsored Phase 2 trial of tosedostat in elderly patients with either primary AML or AML that has evolved from myelodysplastic syndrome showed the combination of tosedostat with low-dose cytarabine/Ara-C resulted in an overall response rate of 54 percent, with 45 percent of patients achieving durable complete responses. These findings were presented at the 20th Congress of the European Hematology Association.

Unaudited Interim Cash Positions and Indebtedness

As of November 30, 2015, we had approximately $82.8 million in cash and cash equivalents, a principal balance of $20.0 million outstanding under our senior secured term loan agreement and an outstanding balance of $32.0 million classified as debt as a result of the milestone advance we received from Baxalta relating to pacritinib.

Recent Developments

Amendment to Rights Plan

On December 1, 2015, our board of directors approved an amendment, or the amendment, to our rights plan dated as of December 28, 2009, between the Company and Computershare Trust Company, N.A., as rights agent, as amended by that certain First Amendment to Shareholder Rights Agreement dated as of August 31, 2012 and as further amended by that certain Second Amendment to Shareholder Rights Agreement dated as of December 6, 2012, which we refer to, collectively, as our rights plan.

The amendment amends the definition of “Final Expiration Date” under the rights plan from the close of business on December 3, 2015 to the close of business on December 2, 2018. The rights under the rights plan were initially distributed as a dividend on each share of our common stock outstanding on January 7, 2010, the record date pursuant to the rights plan, and currently trade with each outstanding share of common stock.

Board Nomination Rights

On December 2, 2015, we agreed to grant to BVF Partners L.P., or BVF Partners, subject to the consummation of this offering, a one-time right to nominate two individuals to serve as members of our board of directors, subject to our board of directors’ consent which is not to be unreasonably withheld. One of these director nominees must (i) qualify as an “independent” director as defined under the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC, or NASDAQ, and (ii) must not be considered an “affiliate” of BVF Partners as such term is defined by Rule 12b-2 of the Exchange Act. We have agreed, for the period hereinafter described, to include the nominated directors in our slate of nominees for election to our board of directors at each annual or special meeting at which directors are to be elected, recommend that stockholders vote in favor of the election of such nominees and support such nominees for election in a manner no less favorable than how we support our own nominees. This obligation will terminate with respect to: (x) one of the directors (to be determined by BVF Partners), and such director must tender his or her resignation to our board of directors if requested, promptly upon BVF Partners ceasing to beneficially own at least 11% of our issued and outstanding common stock or voting power of the Company, and (y) both directors, and, if requested by our board of directors, the nominated director(s) must tender his or their resignation to our board of directors, promptly upon the earlier to occur of (a) BVF Partners ceasing to beneficially own at least 5% of our issued and outstanding common stock or voting power of the Company, (b) BVF Partners ceasing to beneficially own at least 50% of the shares of our common stock beneficially owned by BVF Partners and its affiliates immediately after consummation of this offering (on an as-converted basis), or (c) the continuation of such nomination right would cause any violation of the applicable listing rules of NASDAQ. In each case, beneficial ownership shall be determined (solely for purposes of determining the applicability of BVF Partners’ right of nomination) on an as-converted to common stock basis, without regard to any blockers.

Following the consummation of this offering, we also expect that we will work collaboratively with any newly appointed directors nominated by BVF Partners to identify an additional unaffiliated independent director with significant industry experience to appoint to our board of directors.

We also expect BVF Partners to enter into a customary standstill agreement with us, with terms to be negotiated between BVF Partners and us.

If necessary to limit BVF Partners’ beneficial ownership of common stock to 9.99% subsequent to the closing of this offering, we expect to enter into an agreement with BVF Partners at the closing of this offering, subject to any board and committee approvals, to exchange shares of common stock underlying the convertible Series N-2 Preferred Stock purchased by BVF Partners in this offering into shares of a convertible non-voting preferred stock with substantially similar terms as the convertible Series N-2 Preferred Stock in this offering, including a conversion “blocker” initially set at 9.99% of our common stock. Such right would terminate if at any time BVF Partners’ beneficial ownership falls below 5% of the Company. We will take commercially reasonable efforts to cooperate to effectuate such exchange, provided that it does not adversely affect us.

Competitor Letter

On December 3, 2015, we received a letter from a potential competitor for pacritnib dated December 2, 2015 alleging, among other things, that certain oral statements made by us regarding the safety and efficacy of the potential competitor’s drug and pacritinib were false or misleading. The potential competitor has demanded that we discontinue such messaging and take appropriate corrective actions to remedy those statements. Based on a preliminary review of this letter, we believe that the claims in the letter are misguided and that the letter was motivated not out of any concern regarding the safety or efficacy of pacritnib but rather for competitive purposes. We intend to respond to this potential competitor in due course, indicating our strong disagreement with the conclusions drawn in the letter.

THE OFFERING

The following is a brief summary of certain terms of this offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Securities we are offering	shares of Series N-2 Preferred Stock and the approximately million shares of common stock issuable from time to time upon conversion of the Series N-2 Preferred Stock.

Description of the Series N-2 Preferred Stock Rank

The Series N-2 Preferred Stock will, with respect to rights upon our liquidation, dissolution or winding up, rank senior to our common stock and, so long as at least 20% of the aggregate originally issued shares of Series N-2 Preferred Stock are outstanding, among other things, we may not, absent the written consent of the holders of a majority of the outstanding shares of Series N-2 Preferred Stock, repay, repurchase or offer to repay or repurchase or otherwise acquire any material amount of common stock or other securities junior to the Series N-2 Preferred Stock except for repurchases of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others who perform services for us and who are subject to an agreement with us providing a right of repurchase of such shares at cost or on the occurrence of certain events, such as termination of employment. The Series N-2 Preferred Stock ranks pari passu with our common stock with respect to dividends.

Stated value	The stated value for each share of Series N-2 Preferred Stock is $1,000.

Dividends	Holders of the Series N-2 Preferred Stock are entitled to receive dividends equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock or other junior securities, as and if such dividends are paid. We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Optional conversion	Each share of Series N-2 Preferred Stock can be converted at the holder’s option at any time after issuance into the number of shares of common stock determined by dividing (i) the stated value of the Series N-2 Preferred Stock of $1,000 per share to be converted, by (ii) the conversion price, which is initially $ . The initial conversion price is subject to adjustment in certain events (including certain fundamental changes), which are explained in more detail under the section entitled “Description of the Securities We are Offering.” No shares of Series N-2 Preferred Stock shall be convertible by a holder to the extent such conversion would be prohibited by the Beneficial Ownership Limitation.

Automatic conversion	On the first to occur of:

(i) the 30th day after the original issuance date of the Series N-2 Preferred Stock,

(ii) the date on which 5,000 or less shares of Series N-2 Preferred Stock remain outstanding, or

(iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our articles of incorporation without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, an Automatic Conversion Date), all outstanding shares of Series N-2 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of shares of our common stock determined by dividing the aggregate stated value of the Series N-2 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series N-2 Preferred Stock that were not converted into shares of our common stock on or prior to the Automatic Conversion Date shall automatically convert into shares of our common stock on the earlier of (i) the date on which the conversion of such shares of Series N-2 Preferred Stock would no longer be prohibited by the Beneficial Ownership Limitation and (ii) the 91st day after the original issuance date of the Series N-2 Preferred Stock.

Liquidation preference	In the event of our voluntary or involuntary dissolution, liquidation or winding up, each holder of Series N-2 Preferred Stock will be entitled to be paid a liquidation preference equal to the initial stated value of such holder’s Series N-2 Preferred Stock of $1,000 per share, plus declared and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series N-2 Preferred Stock.

Voting rights	The Series N-2 Preferred Stock will have no voting rights, except as otherwise expressly provided in our articles of incorporation or as otherwise required by law. However, so long as at least 20% of the aggregate originally issued shares of Series N-2 Preferred Stock are outstanding, we cannot amend our articles of incorporation, our bylaws or our other charter documents, in each case so as to:

(i) materially, specifically and adversely affect the rights of the Series N-2 Preferred Stock,

(ii) repay, repurchase or offer to repay or repurchase or otherwise acquire any of our common stock, common stock equivalents, or other securities junior to the Series N-2 Preferred Stock, except in certain limited circumstances,

(iii) authorize or create any class of senior preferred stock, or

(iv) enter into any agreement or understanding with respect to any of the foregoing, in each case without the affirmative written consent of holders of a majority of the outstanding shares of Series N-2 Preferred Stock.

Use of proceeds	We plan to use the net proceeds from this offering to support the commercial launch of pacritinib in the U.S. for patients with myelofibrosis, to conduct additional research concerning the possible application of pacritinib in indications outside of myelofibrosis, to advance the commercialization of PIXUVRI and to support the development of tosedostat in registration-directed trials, as well as for general corporate purposes, which may include funding research and development, conducting preclinical and clinical trials, acquiring or in-licensing potential new pipeline candidates, preparing and filing possible new drug applications and general working capital. See “Use of Proceeds.”

Market for the Series N-2 Preferred Stock

There is no established public trading market for the Series N-2 Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Series N-2 Preferred Stock on any securities exchange.

Market for our common stock	Our common stock is quoted on The NASDAQ Capital Market and on the MTA in Italy under the symbol “CTIC.” On December 3, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $1.17 per share.

Risk factors	See the “Risk Factors” section contained in this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before investing in our securities.

RISK FACTORS

In addition to the risks described below, you should carefully consider the information under the heading “Risk Factors” beginning on page 31 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed with the SEC on November 5, 2015, which information is incorporated by reference into this prospectus supplement, and other information included in this prospectus supplement, the accompanying prospectus and reports we file from time to time with the SEC that we incorporate by reference herein for a discussion of factors you should carefully consider before deciding to invest in our securities. If any of the identified risks actually occur, it could materially adversely affect our business, financial condition, operating results or prospects and the market price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the market price of our securities.

Risks Related to this Offering

There is no public market for the Series N-2 Preferred Stock being offered in this offering.

There is no established public trading market for the Series N-2 Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series N-2 Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series N-2 Preferred Stock will be limited.

Purchasers who convert their shares of Series N-2 Preferred Stock into common stock will incur immediate dilution.

Upon conversion of your shares of Series N-2 Preferred Stock, you will experience immediate and substantial dilution because the per share conversion price of your shares of Series N-2 Preferred Stock will be higher than the net tangible book value per share of the outstanding common stock immediately after this offering. Based on the aggregate of                      shares of the Series N-2 Preferred Stock sold (assuming they are then converted into          million shares of our common stock at a conversion price of $         per share) for aggregate gross proceeds of approximately $         million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $         per share, representing the difference between the conversion price per share and our pro forma as adjusted net tangible book value per share as of September 30, 2015 after giving effect to this offering at the assumed size and offering price. In addition, you will experience dilution when we issue additional shares of common stock that we are permitted or required to issue under outstanding warrants and options under our stock option plan or other employee or director compensation plans.

Holders of the Series N-2 Preferred Stock will have no rights as holders of common stock until they acquire common stock.

Until you acquire shares of common stock upon conversion of the Series N-2 Preferred Stock, you will have no rights as a holder of our common stock, including rights to vote or respond to tender offers, other than the right of the convertible preferred stock to receive dividends equal to and on the same terms as dividends actually paid on common stock. Upon conversion of your Series N-2 Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We may use a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses, technologies or products. See “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Shares of our common stock are subordinate to any preferred stock we may issue and to existing and any future indebtedness.

Shares of our common stock rank junior to any shares of our preferred stock that we may issue in the future and to our existing indebtedness, including under our senior secured term loan agreement and an outstanding balance of $32 million classified as debt as a result of the milestone advance we received from Baxalta, and any future indebtedness we may incur, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our senior secured term loan agreement restricts, and any future indebtedness and preferred stock may restrict, payment of dividends on our common stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to our shareholders generally.

We may not be able to maintain our listings on The NASDAQ Capital Market and the MTA in Italy, or trading on these exchanges may otherwise be halted or suspended, which may make it more difficult for investors to sell shares of our common stock and consequently may negatively impact the price of our common stock.

Maintaining the listing of our common stock on The NASDAQ Capital Market requires that we comply with certain listing requirements. We have in the past and may in the future fail to continue to meet one or more listing requirements. For example, in June 2012, we received a notification from The NASDAQ Stock Market indicating non-compliance with the requirement to maintain a minimum closing bid price of $1.00 per share and that we would be delisted if we did not timely regain compliance. In connection therewith, we regained compliance through a reverse stock split in September 2012, but we could fail to meet the continued listing requirements as a result of a decrease in our stock price or otherwise.

If our common stock ceases to be listed for trading on The NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price, decrease the level of trading activity and make it more difficult for investors to buy or sell shares of our common stock. Our failure to maintain a listing on The NASDAQ Capital Market may constitute an event of default under our senior secured term loan and any future indebtedness, which would accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares adversely affecting the market price of our common stock. If we are not listed on The NASDAQ Capital Market or if our public float falls below $75 million, we will be limited in our ability to file new shelf registration statements on SEC Form S-3 and/or to fully use one or more registration statements on SEC Form S-3. We have relied significantly on shelf registration statements on SEC Form S-3 for most of our financings in recent years, so any such limitations may harm our ability to raise the capital we need. Delisting from The NASDAQ Capital Market could also affect our ability to maintain our listing or trading on the MTA in Italy. Trading in our common stock has been halted or suspended on both The NASDAQ Capital Market and MTA in the past and may also be halted or suspended in the future due to market or trading conditions at the discretion of The NASDAQ Stock Market, Commissione Nazionale per le Società e la Borsa, or CONSOB, or the Borsa Italiana (which ensures the development of the managed markets in Italy). Any halt or suspension in the trading in our common stock may negatively impact the market price of our common stock.

The market price of shares of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of your investment in our securities to sudden decreases.

The market price for securities of biopharmaceutical and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended December 2, 2015, our stock price has ranged from a low of $1.07 to a high of $2.94. Fluctuations in the market price or liquidity of our common stock may harm the value of your investment in our common stock.

Factors that may have an impact, which, depending on the circumstances, could be significant, on the market price and marketability of our securities include:

•	announcements by us or others of results of clinical trials and regulatory actions;

•	announcements by us or others of serious adverse events that have occurred during administration of our products to patients;

•	announcements by us or others relating to our ongoing development and commercialization activities;

•	announcements of technological innovations or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

•	our issuance of debt or equity securities, which we expect to pursue to generate additional funds to operate our business, or any perception from time to time that we will issue such securities;

•	our quarterly operating results;

•	liquidity, cash position or financing needs;

•	developments or disputes concerning patent or other proprietary rights;

•	developments in relationships with collaborative partners;

•	acquisitions or divestitures;

•	our ability to realize the anticipated benefits of our compounds;

•	litigation and government proceedings;

•	adverse legislation, including changes in governmental regulation;

•	third-party reimbursement policies;

•	changes in securities analysts’ recommendations;

•	short selling of our securities;

•	changes in health care policies and practices;

•	a failure to achieve previously announced goals and objectives as or when projected;

•	halting or suspension of trading in our common stock on The NASDAQ Capital Market by NASDAQ or on the MTA by CONSOB, or the Borsa Italiana; and

•	general economic and market conditions.

Anti-takeover provisions in our charter documents, in our shareholder rights agreement, or rights plan, under Washington law and in other applicable instruments could make removal of incumbent management or an acquisition of us, which may be beneficial to our shareholders, more difficult.

Provisions of our articles of incorporation and bylaws may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	elimination of cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our board of directors to amend our bylaws without shareholder approval; and

•

the ability of our board of directors to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as our board of directors may determine.

Pursuant to our rights plan, an acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions, could result in the exercisability of the preferred stock purchase right accompanying each share of our common stock (except those held by a 20% shareholder, which become null and void), thereby entitling the holder to receive upon exercise, in lieu of a number of units of preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the right. The existence of our rights plan could have the effect of delaying, deterring or preventing a third party from making an acquisition proposal for us and may inhibit a change in control that some, or a majority, of our shareholders might believe to be in their best interest or that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices for their shares. On December 1, 2015, our board of directors approved the amendment to our rights plan, which extended the expiration date of the rights plan from the close of business on December 3, 2015 to the close of business on December 2, 2018.

In addition, as a Washington corporation, we are subject to Washington’s anti-takeover statute, which imposes restrictions on some transactions between a corporation and certain significant shareholders. Other existing provisions applicable to us that could have an anti-takeover effect include our executive employment agreements and certain provisions of our outstanding equity-based compensatory awards that allow for acceleration of vesting in the event of a change in control.

The foregoing provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering after deducting commissions and expenses will be approximately $         million.

We plan to use the net proceeds from this offering to support the commercial launch of pacritinib in the U.S. for patients with myelofibrosis, to conduct additional research concerning the possible application of pacritinib in indications outside of myelofibrosis, to advance the commercialization of PIXUVRI and to support the development of tosedostat in registration-directed trials, as well as for general corporate purposes, which may include funding research and development, conducting preclinical and clinical trials, acquiring or in-licensing potential new pipeline candidates, preparing and filing possible new drug applications and general working capital.

The amounts and timing of the expenditures for general corporate purposes may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts, as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments and other factors. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase shares of Series N-2 Preferred Stock in this offering, assuming the conversion of the shares of the Series N-2 Preferred Stock into shares of our common stock, your interest will be diluted to the extent of the difference between the conversion price of $         per share of our common stock, and the pro forma as adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of common stock.

Our net tangible book deficit as of September 30, 2015 was $27.5 million, or $(0.14) per share of common stock. After giving effect to the sale of                  shares of Series N-2 Preferred Stock and the conversion of the Series N-2 Preferred Stock into          million shares of our common stock at the conversion price of $         per share, less the underwriting discounts and commissions and our estimated offering expenses, our as adjusted net tangible book value as of September 30, 2015 would have been approximately $         million, or approximately $         per share of common stock. This represents an immediate increase in the pro forma net tangible book value of $         per share to existing stockholders and an immediate dilution of $         per share to new investors purchasing shares of Series N-2 Preferred Stock in this offering at the public offering price. The following table illustrates this per share dilution:

Public offering price per share of Series N-2 Preferred Stock				$1,000
Assumed per share conversion price per share of our common stock			$
Net tangible book deficit per share of common stock as of September 30, 2015		$(0.14)
Increase in net tangible book value per share attributable to new investors in this offering	$

As adjusted pro forma net tangible book value per share of common stock			$

Dilution per share of common stock to new investors in this offering			$

The above discussion is based on 191,841,451 shares of our common stock outstanding as of September 30, 2015 and excludes (i) the shares of common stock issuable upon conversion of the shares of Series N-2 Preferred Stock being offered by us in this offering, (ii) an aggregate of 11,686,674 shares of our common stock issuable upon the exercise of options, warrants and rights outstanding as of September 30, 2015, and (iii) an aggregate of 40,000,000 shares of our common stock issued upon conversion of 50,000 shares of Series N-1 Preferred Stock, no par value per share, issued on October 30, 2015 in an underwritten public offering. To the extent the options, warrants or rights outstanding as of September 30, 2015 have been or are exercised, or other shares are issued, investors purchasing shares of Series N-2 Preferred Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for the Series N-2 Preferred Stock. The terms and conditions of the Series N-2 Preferred Stock, including the conversion price, were determined by negotiation between us and the underwriters. The principal factors considered in determining these terms and conditions include:

•	the market price of our common stock;

•	the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and otherwise available to the underwriters;

•	our history and prospects and the history of, and prospects for, the industry in which we compete;

•	our past and present financial performance and an assessment of our management;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	NINE MONTHS ENDED SEPTEMBER 30, 2015	YEAR ENDED DECEMBER 31,
		2014	2013	2012	2011	2010
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	—	—	—	—	—

(1)

Earnings were not sufficient to cover combined fixed charges and preferred stock dividends. Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the nine months ended September 30, 2015 and for the years ended December 31, 2014, 2013, 2012, 2011 and 2010, were insufficient to cover fixed charges and preferred stock dividends, by $93.8, $96.0, $49.6, $115.3, $121.1 and $147.6 (in millions), respectively. For this reason, no ratios are provided for these periods.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The material terms and provisions of the Series N-2 Preferred Stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series N-2 Preferred Stock set forth in the articles of amendment to our articles of incorporation to be filed as an exhibit to our Current Report on Form 8-K, which we expect to file with the SEC in connection with this offering.

Description of Series N-2 Preferred Stock

Rank

The Series N-2 Preferred Stock will, with respect to rights upon our liquidation, dissolution or winding up, rank senior to our common stock and, so long as at least 20% of the aggregate originally issued shares of Series N-2 Preferred Stock are outstanding, we may not repay, repurchase or offer to repay or repurchase or otherwise acquire any material amount of common stock or other securities junior to the Series N-2 Preferred Stock except for repurchases of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others who perform services for us and who are subject to an agreement with us providing a right of repurchase of such shares at cost or on the occurrence of certain events, such as termination of employment. The Series N-2 Preferred Stock ranks pari passu with our common stock with respect to dividends.

Dividends

Holders of Series N-2 Preferred Stock are entitled to receive dividends on shares of Series N-2 Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on shares of our common stock or other junior securities. All declared but unpaid dividends on the Series N-2 Preferred Stock shall increase the stated value of the Series N-2 Preferred Stock, but when such dividends are actually paid such increase shall be rescinded.

Liquidation Preference

Upon our voluntary or involuntary dissolution, liquidation or winding up, each holder of the Series N-2 Preferred Stock will be entitled to receive a liquidation preference equal to the initial stated value of such holder’s Series N-2 Preferred Stock of $1,000 per share, plus any declared and unpaid dividends and any other payments that may be due on the shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series N-2 Preferred Stock. In the event that the amount available for payment of this liquidation preference is less than the full amount of the stated value of all shares of Series N-2 Preferred Stock then outstanding, the assets to be distributed to the holders of the Series N-2 Preferred Stock will be ratably distributed among such holders in accordance with the respective amounts that would be payable on such holder’s shares if the liquidation preference was paid in full. A “fundamental transaction” (as defined below) or “change of control transaction” (as defined below) shall not be deemed a liquidation unless we expressly declare that such fundamental transaction or change of control transaction shall be treated as if it were a liquidation.

The term “change of control transaction” means, the occurrence, after the original issue date for of the Series N-2 Preferred Stock, any of the following:

•

an acquisition by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of our capital stock, by contract or otherwise) of in excess of 33% of our voting securities (other than by means of conversion of shares of Series N-2 Preferred Stock);

•

we merge into or consolidate with any other person, or any person merges into or consolidates with us and, after giving effect to such transaction, the our shareholders immediately before such transaction own less than 66% of our aggregate voting power or the successor entity of such transaction;

•

we sell or transfer all or substantially all of our assets to another person and our shareholders immediately before such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction;

•

a replacement at one time or within a one-year period of more than one-half of the members of our board of directors which is not approved by a majority of those individuals who are members of the board of directors on the original issue date for the Series N-2 Preferred Stock (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the original issue date for the Series N-2 Preferred Stock); or

•	our execution of an agreement to which we are a party or by which we are bound, providing for any of the events set forth in the foregoing clauses.

Conversion

Optional Conversion

The Series N-2 Preferred Stock shall be convertible at the option of the holders thereof at any time after issuance into the number of shares of common stock determined by dividing the aggregate stated value of the Series N-2 Preferred Stock being converted by the conversion price then in effect. The initial conversion price is $         and is subject to adjustment as described below. No shares of Series N-2 Preferred Stock shall be convertible by a holder to the extent such conversion would result in the holder and its affiliates beneficially owning more than 19.99% of our common stock then outstanding, or the Beneficial Ownership Limitation. The amount of beneficial ownership of a holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Conversion Procedures

If a holder’s interest is held in book-entry form through the Depositary, the holder must, in order to convert, (a) complete and manually sign the conversion notice attached as Annex A to this prospectus supplement, and deliver this irrevocable notice to Piper Jaffray & Co. if sent prior to the initial settlement date, or to the holder’s custodian bank, if sent subsequent to the initial settlement date, and (b) comply with the Depositary’s procedures for converting a security held in book-entry form. The Depository Trust Company, or DTC, initially will act as Depositary. If a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

•	complete and manually sign the conversion notice attached as Annex A to this prospectus supplement, and deliver this irrevocable notice to the conversion agent;

•	surrender the shares of Series N-2 Preferred Stock to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay any stock transfer, documentary, stamp or similar taxes not payable by us; and

•	if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Series N-2 Preferred Stock is initially the transfer agent. A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder’s behalf, convert the Series N-2 Preferred Stock into shares of our common stock, in accordance with the terms of the notice delivered by us. A stock certificate or certificates representing the shares of common stock to be delivered in connection with the conversion, together with, if applicable, any payment of cash in lieu of fractional shares, will be delivered by us to the holder, or in the case of securities held in book-entry form, a book-entry transfer through the Depositary will be made by the conversion agent. Such delivery will be made as promptly as practicable, but in no event later than three business days following the conversion date.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Series N-2 Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. On the conversion date, all rights with respect to the shares of Series N-2 Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole shares of common stock into which such shares of Series N-2 Preferred Stock have been converted. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Series N-2 Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights by virtue of holding the Series N-2 Preferred Stock.

Automatic Conversion

On the first to occur of (i) the 30th day after the original issuance date of the Series N-2 Preferred Stock, (ii) the date on which 5,000 or less shares of Series N-2 Preferred Stock remain outstanding, or (iii) the adoption by our board of directors of a resolution that it intends to adopt an amendment to our articles of incorporation without shareholder approval to effect a reverse stock split with respect to our common stock in order to achieve compliance with the listing rules of The NASDAQ Capital Market or for other good faith business reasons (in each case, an Automatic Conversion Date), all outstanding shares of Series N-2 Preferred Stock, except to the extent limited by the Beneficial Ownership Limitation, shall automatically convert into the number of shares of our common stock determined by dividing the aggregate stated value of the Series N-2 Preferred Stock being converted by the conversion price then in effect. Notwithstanding the Beneficial Ownership Limitation, any shares of Series N-2 Preferred Stock that were not converted into shares of our common stock on the Automatic Conversion Date shall automatically convert into shares of our common stock on or prior to the earlier of (i) the date on which the conversion of such shares of Series N-2 Preferred Stock would no longer be prohibited by the Beneficial Ownership Limitation and (ii) the 91st day after the original issuance date of the Series N-2 Preferred Stock.

Conversion Price Adjustment

Stock Dividends and Stock Splits.    If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any common stock equivalents, subdivide or combine our outstanding common stock, such as in a reverse stock split, or reclassify our common stock in such a way that we issue additional shares of our capital stock, the conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares outstanding immediately after such action.

Rights Offerings.    If we issue rights, options or warrants to holders of common stock giving such holders a right to subscribe for or purchase shares of common stock at a price per share lower than the volume weighted average price of the common stock on the record date for such issuance and do not offer the same rights to the holders of the Series N-2 Preferred Stock, the conversion price will be adjusted to reflect the rights offering by multiplying such conversion price by a fraction, the numerator of which is the number of shares outstanding before such record date plus the number of shares which the aggregate offering price (assuming full subscription) would purchase at the volume weighted average price of the common stock on such record date and the denominator of which is the number of shares of common stock outstanding on the record date plus the aggregate number of shares offered for subscription or purchase.

Pro Rata Distributions.    If we distribute (other than as a dividend) evidences of our indebtedness, assets (including cash or cash dividends), warrants or other rights to subscribe for our securities (other than common stock) to the holders of common stock, then the conversion price will be adjusted by multiplying the conversion price in effect immediately prior to the record date for such distribution by a fraction, the numerator of which is the volume weighted average price of the common stock on such record date minus the fair market value at such record date of the distributed evidence of indebtedness, asset, warrant or other right applicable to one share of common stock, such fair market value to be determined by the board of directors in good faith, and the denominator of which is the volume weighted average price of the common stock on such record date.

Fundamental Transaction.    If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series N-2 Preferred Stock, the holders will have the right to receive, for each share of common stock they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had it been the holder of a share of common stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity;

•

the sale of all or substantially all of our assets in one transaction or a series of related transactions (provided, however, that a “fundamental transaction” shall not include us entering into a license or other agreement that licenses any intellectual property to an unaffiliated and unrelated person so long as we and our subsidiaries continue to have bona fide, substantial and continuing business operations and activities after such license or other agreement is entered into);

•	any completed tender offer or exchange offer allowing holders of common stock to tender or exchange their shares for cash, property or securities, regardless of who makes such offer; or

•

any reclassification of common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series N-2 Preferred Stock will be given the same choice on conversion of such holder’s shares.

Transfer Agent, Registrar and Conversion Agent

The transfer agent, registrar and conversion agent for our Series N-2 Preferred Stock is Computershare Trust Company, N.A.

Voting Rights

The Series N-2 Preferred Stock shall have no voting rights, except to the extent expressly provided in our articles of incorporation or as otherwise required by law. However, so long as at least 20% of the aggregate number of originally issued shares of Series N-2 Preferred Stock are outstanding, we cannot take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series N-2 Preferred Stock:

•

amend our articles of incorporation, bylaws or other charter documents in each case so as to materially, specifically and adversely affect the rights of any holder with respect to the Series N-2 Preferred Stock;

•

repay, repurchase or offer to repay or repurchase or otherwise acquire any of our common stock, common stock equivalents or securities junior to the Series N-2 Preferred Stock, except the repurchase of up to 5,750,000 shares of common stock in any 12-month period from employees, officers, directors, consultants or others performing services for us or any of our subsidiaries under agreements approved by a majority of our board of directors or pursuant to which we have the option to repurchase such shares at cost or on the occurrence of certain events such as termination of employment;

•	authorize or create any class of senior preferred stock with respect to dividend rights or liquidation preference; or

•	enter into any agreement or understanding to take any of the actions listed above.

Miscellaneous

There are no restrictions on repurchase or redemption of the shares of Series N-2 Preferred Stock while there is any arrearage in dividends or sinking fund installments.

Form and Book-Entry System

The shares of Series N-2 Preferred Stock will initially be issued and maintained in the form of securities held in book-entry form. DTC or its nominee will be the sole registered holder of the shares of Series N-2 Preferred Stock. Owners of beneficial interests in the shares of Series N-2 Preferred Stock represented by the securities held in book-entry form through DTC will hold their securities pursuant to the procedures and practices of DTC. As a result, such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such securities may not be exchanged for certificated securities, except in limited circumstances. Owners of securities held in book-entry form through DTC must exercise any rights in respect of such securities, including any right to convert or require repurchase of their shares of Series N-2 Preferred Stock, in accordance with the procedures and practices of DTC. Owners of such securities will not be holders and will not be entitled to any rights provided to the holders of the shares of Series N-2 Preferred Stock under the securities or the articles supplementary thereto. We and any of our agents may treat DTC as the sole holder and registered owner of the securities held in book-entry form.

Any holder of shares of the Series N-2 Preferred Stock will have the right to request a certificate therefor and upon such request made in writing to Computershare Trust Company, N.A. for the shares of Series N-2 Preferred Stock, we will cause to be issued a duly executed certificate for such shares of Series N-2 Preferred Stock registered in the name in which the shares of Series N-2 Preferred Stock were held in book-entry form or such other name(s) as specified by the holder in writing. In addition, the shares of Series N-2 Preferred Stock held in book-entry form through DTC will be exchangeable for certificated securities with the same terms if:

•

DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within ninety (90) days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial

Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, our bylaws and all applicable provisions of Washington law.

General

We are authorized to issue 315,000,000 shares of common stock, no par value, and 333,333 shares of preferred stock, no par value. As of September 30, 2015, there were 191,841,451 shares of common stock outstanding and no shares of preferred stock outstanding. Additionally, on October 30, 2015, we issued 40,000,000 shares of our common stock upon conversion of 50,000 shares of our Series N-1 Preferred Stock issued in an underwritten public offering. In addition, as of September 30, 2015, 23,401,146 shares of common stock were reserved for issuance under our equity compensation plans, 5,091,407 shares of common stock were reserved for issuance upon exercise of outstanding warrants, 1,980,162 shares of common stock were reserved for issuance under our employee stock purchase plan and 13 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights, as well as 19,185 shares of Series ZZ Junior Participating Cumulative Preferred Stock reserved for issuance pursuant to our shareholders’ rights plan.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series N-2 Preferred Stock, as well as any other series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of the particular preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

Anti-Takeover Effects

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

On May 22, 2014, our shareholders voted to declassify our board of directors over the next two years, and, as such, our board of directors will be fully declassified following our 2016 annual meeting of shareholders. Our bylaws provide that, in any election of directors, those candidates receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares, will be elected to our board of directors. Our bylaws also provide that any vacancy in our board of directors may be filled only by the affirmative vote of a majority of directors then in office, though less than a quorum. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

Under our rights plan with Computershare Trust Company, N.A., as rights agent, dated as of December 28, 2009 and amended on August 31 and December 3, 2012, preferred stock purchase rights are attached to, and trade with, all of the shares of common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). Each right, if and when it becomes exercisable, will entitle the holder to purchase one ten-thousandth of a share of Series ZZ Junior Participating Cumulative Preferred Stock for $8.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of common stock, or in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0001 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on December 2, 2018, unless the rights are previously redeemed or exchanged by us.

Other existing provisions applicable to us that could have an anti-takeover effect include our executive employment agreements and certain provisions of our outstanding equity-based compensatory awards that allow for acceleration of vesting in the event of a change in control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

UNDERWRITING

We are offering the shares of Series N-2 Preferred Stock described in this prospectus supplement through Piper Jaffray & Co. as the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of shares of Series N-2 Preferred Stock shown opposite each underwriter’s name below.

UNDERWRITERS	NUMBER OF SHARES OF SERIES N-2 PREFERRED STOCK
Piper Jaffray & Co
Ladenburg Thalmann & Co. Inc.
Roth Capital Partners, LLC.

Total

The underwriters are committed to purchase all the shares of Series N-2 Preferred Stock offered by us if they purchase any shares.

The underwriters have advised us that they propose to offer the shares of Series N-2 Preferred Stock directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at the same prices less a concession not in excess of $         per share of Series N-2 Preferred Stock. After the offering, these figures may be changed by the underwriters.

Certain affiliates of BVF Partners L.P., an existing shareholder, have indicated an interest in purchasing approximately 25,641 shares of Series N-2 Preferred Stock in this offering (based on the closing price of our common stock of $1.17 on The NASDAQ Capital Market on December 3, 2015) at the public offering price. Because this indication of interest is not a binding agreement or a commitment to purchase, these entities may elect not to purchase shares of Series N-2 Preferred Stock in this offering or the underwriters may elect not to sell any of such shares in this offering to such entities. We have also agreed to reimburse BVF Partners for up to $25,000 of its legal fees and expenses incurred in connection with this offering.

The Series N-2 Preferred Stock will constitute a new class of securities with no established trading market. The underwriters have advised us that they do not intend to make a market in the Series N-2 Preferred Stock. One or more of the underwriters, or other broker-dealers, may make a market in our common stock, but they are not obligated to do so. Any such market-making activities may be discontinued at any time without notice.

Accordingly, there will be little, if any, trading market liquidity for the Series N-2 Preferred Stock, which would make it difficult or impossible to sell at an attractive price or at all. Moreover, no assurance can be given as to the liquidity for the common stock issuable upon conversion of the Series N-2 Preferred Stock, that you will be able to sell any of our common stock held by you at any particular time or that the prices that you receive when you sell will be favorable.

The underwriting fee per share of Series N-2 Preferred Stock is equal to the public offering price per share of Series N-2 Preferred Stock, less the amount paid by the underwriters to us per share of Series N-2 Preferred Stock. The following table shows the per share underwriting discounts and commissions and the total underwriting discounts and commissions to be paid to the underwriters in connection with this offering.

	PER SHARE OF SERIES N-2 PREFERRED STOCK(1)	TOTAL
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$
Proceeds to us, before expenses	$	$

(1)	Excludes shares of common stock issuable upon conversion of the Series N-2 Preferred Stock offered hereby.

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $         million. Pursuant to the terms of the underwriting agreement, we have also agreed to reimburse the underwriters for expenses, including reasonable fees and disbursements of counsel, relating to this offering of up to $100,000, which amount is included in the above total and shall not be increased without our prior written consent. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We and each of our directors and executive officers have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, lend, or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act with respect to, any of our preferred stock, common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into our common stock;

•	otherwise dispose of any such securities; or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Piper Jaffray & Co.

The lock-up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to the underwriters pursuant to the underwriting agreement, or prevent us from granting common stock or options to acquire securities under our existing equity compensation plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

This restriction terminates after the close of trading of our common stock on and including the 90th day after the date of this prospectus supplement. However, Piper Jaffray & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, waive any of the above restrictions.

In connection with this offering, Piper Jaffray & Co., as the representative of the underwriters for our offering of Series N-1 Preferred Stock in October 2015, has granted us a waiver from our obligations under lock-up restrictions entered into in connection with the October 2015 offering.

The Series N-2 Preferred Stock will not be listed on any securities exchange or included in any quotation system. Our common stock is quoted on The NASDAQ Capital Market and on the MTA in Italy under the symbol “CTIC.”

This prospectus supplement in electronic format may be made available on websites maintained by the underwriters, and the underwriters may distribute the prospectus supplement electronically.

NOTICE TO INVESTORS

Canada

        (A) Resale Restrictions

The distribution of shares of Series N-2 Preferred Stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of Series N-2 Preferred Stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

        (B) Representations of Canadian Purchasers

By purchasing shares of Series N-2 Preferred Stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the shares of Series N-2 Preferred Stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 —Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

        (C) Conflicts of Interest

Canadian purchasers are hereby notified that Piper Jaffray & Co., Ladenburg Thalmann & Co. Inc. and Roth Capital Partners are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

        (D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

        (E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

        (F) Taxation and Eligibility for Investment

Canadian purchasers of shares of Series N-2 Preferred Stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Series N-2 Preferred Stock in their particular circumstances and about the eligibility of the Series N-2 Preferred Stock for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus supplement and the accompanying prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

•	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, or each, a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the

Prospectus Directive, subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Italy

The offering of the securities pursuant to this prospectus supplement and the accompanying prospectus has not been registered with or cleared by CONSOB pursuant to the Prospectus Directive and Italian securities laws and regulations and no prospectus has been or will be distributed in the Republic of Italy, or Italy. Accordingly, the securities have not been and will not be offered, sold or distributed, directly or indirectly, in Italy in an offer to the public of financial products under the meaning of Article 1, paragraph 1, letter t) of Legislative Decree No. 58 of February 24, 1998 as amended, or the Financial Services Act, and copies of this prospectus supplement, the accompanying prospectus or any other document relating to the offering of the securities may not and will not be distributed in Italy unless an exception applies. Therefore, the securities may only be offered, sold or delivered within the territory of Italy:

(a)	to qualified investors (investitori qualificati), as defined in Article 34-ter, par. 1, b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended, or the Issuers Regulation; or

(b)	in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, including, without limitation, as provided under Article 100 of the Financial Services Act and Article 34-ter of the Issuers Regulation.

In addition, and subject to the foregoing, any offer, sale or delivery of the securities in Italy or distribution of this prospectus supplement, the accompanying prospectus or any document relating to the offering in Italy under (a) and (b) above must be carried out:

(i)	by investment firms, banks or financial intermediaries authorized to carry out such activities in Italy in accordance with the Financial Services Act, the Issuers Regulation, CONSOB Regulation No. 16190 of October 29, 2007 and Legislative Decree No. 385 of September 1st, 1993, or the Banking Law, all as amended; and

(ii)	in compliance with any other applicable laws and regulations, including any conditions, limitations or requirements that may be, from time to time, imposed by the relevant Italian authorities concerning, including, securities, tax matters and exchange controls.

Any investor purchasing securities in this offering is exclusively responsible for ensuring that any offer or resale of the securities it purchased in this offering occurs in compliance with applicable laws and regulations. No person resident or located in Italy other than the original addressees of this document may rely on this document or its contents.

Article 100-bis of the Financial Services Act affects the transferability of the securities in Italy to the extent that any placing of the securities is made solely with qualified investors and such securities are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Should this occur without the publication of a prospectus in conformity with the Prospectus Directive, and outside of the application of one of the exemptions referred to above, purchasers of the securities who are acting outside of the course of their business or profession shall be entitled, under certain conditions, to have such purchase declared void and to claim damages from any authorized intermediary at whose premises the securities were purchased.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

(i)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(ii)	where no consideration is given for the transfer; or

(iii)	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectus under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectus under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the

CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the U.K. that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus supplement and the accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the U.K. Any person in the U.K. that is not a relevant person should not act or rely on this document or any of its contents.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of shares of Series N-2 Preferred Stock in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership or conversion, as the case may be, and disposition of the shares of Series N-2 Preferred Stock and the ownership and disposition of shares of common stock issuable upon conversion of the Series N-2 Preferred Stock in their particular situations.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP of San Francisco, California. Certain legal matters relating to Washington law will be passed upon for us by Karr Tuttle Campbell of Seattle, Washington. Certain legal matters relating to Italian law will be passed upon for us by Legance Avvocati Associati of Milan, Italy. Covington & Burling LLP, New York, New York is counsel for the underwriters in connection with this offering.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2014 and 2013, and for each of the years ended December 31, 2014, 2013 and 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 as set forth in its report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ANNEX A—INSTRUCTIONS AND FORM OF NOTICE OF CONVERSION

Instructions:

1.	Prior to the initial settlement date, you must send a properly completed notice of conversion in the form attached hereto to Piper Jaffray & Co., by email to connor.n.anderson@pjc.com and amanda.l.gilkes@pjc.com.

2.	Subsequent to the initial settlement date, you must send a properly completed notice of conversion in the form attached hereto to your custodian bank.

Conversion Agent Contact Info:

Computershare Trust Company, N.A.

Corporate Actions Department

250 Royall Street, Canton, MA 02021

1-800-546-5141

www.computershare.com

S-A-1

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT SHARES OF SERIES N-2 PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series N-2 Preferred Stock, no par value per share (the “Preferred Stock”), of CTI BioPharma Corp., a Washington corporation (the “Corporation”), indicated below into shares of common stock, no par value per share (the “Common Stock”), of the Corporation, according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be reasonably required by the Corporation. No fee will be charged to the Holders for any conversion of Preferred Stock, except for any such transfer taxes.

Investor Account Name:

Investor Contact Name:

Account Number (if delivered prior to settlement date, to be completed by PJC):

Date to Effect Conversion:

Number of shares of Preferred Stock owned before Conversion:

Number of shares of Preferred Stock to be Converted:	CUSIP 12648L 502

Stated Value of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:	CUSIP 12648L 106

Applicable Conversion Price: Fixed conversion price: $ per share

        DWAC Instructions (required only if delivered subsequent to the settlement date):

        CTI BioPharma Corp. COY ID: CTI

PREFERRED Conversion CUSIP 12648L 502

        Computershare DTCC no: 50108

COMMON Shares CUSIP 12648L 106

Broker/DTCC no:
Broker Contact Name and Phone Number:

By:

Name:
Title:

S-A-2

PROSPECTUS

$200,000,000

CTI BIOPHARMA CORP.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities; and

•	units consisting of two or more of these classes or series of securities.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $200,000,000, in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario, or the MTA, stock market in Italy under the symbol “CTIC.” On November 20, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.17 per share. We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 8, 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell common stock, preferred stock, debt securities, warrants, rights, units or any combination of these securities in one or more offerings, for a total maximum offering price not to exceed $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and industry statistics disclosed in this prospectus, any prospectus supplement, any free writing prospectus or any other document we incorporate by reference herein or therein are based on independent industry publications, reports by market research firms and other published independent sources. Some data and other information is also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

In this prospectus, the terms “CTI,” “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to CTI BioPharma Corp., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI”, “Pixuvri” and “Opaxio” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus, as supplemented from time to time, are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ctibiopharma.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 and the exhibits thereto, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 4, 2014;

•	portions of the proxy statement for our 2014 annual meeting of shareholders, filed with the SEC on March 28, 2014, to the extent specifically incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on April 29, 2014, August 4, 2014 and October 31, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2014 (Item 8.01 only), January 13, 2014 (Items 1.01 and 1.02 only), January 31, 2014, February 3, 2014, February 14, 2014, April 18, 2014, May 22, 2014 (other than Item 7.01), June 2, 2014 (other than Item 7.01), September 17, 2014 (Item 1.01 only), October 27, 2014, (other than Item 7.01) as amended by that Current Report on Form 8-K/A filed with the SEC on November 6, 2014, and November 13, 2014 (other than Item 7.01); and

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

CTI BioPharma Corp.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement;

•	any projections of revenues, operating expenses or other financial terms, and any projections of cash resources, including regarding our potential receipt of future milestone payments under any of our agreements with third parties;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements regarding the safety and efficacy or future availability of any of our compounds;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies or timelines;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market;

•	any statements regarding pending or future partnerships, licensing arrangements, mergers or acquisitions; and

•	any statements regarding future economic conditions or performance, and any statements of assumption underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in “Part II—Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

INFORMATION ABOUT THE COMPANY

We are a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with partners. We are currently concentrating our efforts on treatments that target blood-related cancers where there is an unmet medical need. In particular, we are primarily focused on commercializing PIXUVRI® (pixantrone), or PIXUVRI, in the European Union, or the E.U., for multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma, or NHL, and conducting a Phase 3 clinical trial program of pacritinib for the treatment of patients with myelofibrosis to support regulatory submission for approval in the United States, or the U.S., and Europe.

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.ctibiopharma.com; however, the information in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 4, 2014, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on April 29, 2014, August 4, 2014 and October 31, 2014, respectively, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Nine months ended September 30, 2014	Year ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	—	—	—	—	—

(1)	Earnings were not sufficient to cover fixed charges and combined fixed charges and preferred stock dividends for each of the periods indicated. Earnings consist of income (loss) before provision for income taxes plus fixed charges less income (loss) attributable to noncontrolling interest. Fixed charges consist of interest charges, amortization of debt expense, and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the nine months ended September 30, 2014, and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, were insufficient to cover fixed charges, and fixed charges and preferred stock dividends, by $51.8, $49.6, $115.3, $121.1, $147.6, and $116.8 (in millions), respectively. For this reason, no ratios are provided for these periods.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes or for strategic acquisitions from time to time. General corporate purposes may include:

•	increasing our working capital;

•	funding research and development (including clinical trials); or

•	repaying debt.

We may temporarily invest funds that we do not immediately use in short- and medium-term marketable securities. When we offer particular securities pursuant to this prospectus, we will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of such securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

GENERAL DESCRIPTION OF CAPITAL STOCK

The following summaries of common stock and preferred stock do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our amended and restated bylaws, which we refer to as our bylaws, and all applicable provisions of Washington law. Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

We are authorized to issue 215,000,000 shares of common stock, no par value, and 333,333 shares of preferred stock, no par value. As of November 20, 2014, there were 176,522,840 shares of common stock outstanding, warrants to purchase approximately 6,057,942 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of November 20, 2014, 17,017,916 shares of common stock were reserved for issuance under our equity compensation plans, 36,639 shares of common stock were reserved for issuance under our employee stock purchase plan and 13 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights, as well as 17,653 shares of Series ZZ Junior Participating Cumulative Preferred Stock were reserved for issuance pursuant to our shareholders’ rights plan.

DESCRIPTION OF COMMON STOCK

General

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

Certain Anti-Takeover Matters

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Prior to our annual meeting of shareholders held on May 22, 2014, our board of directors was classified and divided into three classes, with one class being elected at each annual shareholder meeting for a three year term. However, beginning with our annual meeting of shareholders held on May 22, 2014, successors to the class of directors whose term expires in the year of the annual meeting shall be elected for a term expiring at the next annual meeting of shareholders, such that our board of directors will be declassified following our annual meeting of shareholders held in calendar year 2016, at which point, directors will be elected annually, for terms of one year and until their successors are elected and qualified. Our bylaws provide that, in any election of directors, those candidates receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares, will be elected to our board of directors. Our bylaws also provide that any vacancy in our board of directors may be filled only by the affirmative vote of a majority of directors then in office, though less than a quorum. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

Under our rights plan with Computershare Trust Company, N.A., as rights agent, dated as of December 28, 2009 and amended on August 31 and December 3, 2012, preferred stock purchase rights are attached to, and trade with, all of the shares of common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). Each right, if and when it becomes exercisable, will entitle the holder to purchase one ten-thousandth of a share of Series ZZ Junior Participating Cumulative Preferred Stock for $8.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of common stock, or in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0001 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on December 3, 2015, unless the rights are previously redeemed or exchanged by us.

DESCRIPTION OF PREFERRED STOCK

General

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the articles of amendment to the articles of incorporation relating to that series and will be described in the applicable prospectus supplement. Our board of directors has the discretion to fix the number of shares of any such series and the designation thereof, and to fix and amend the powers, preferences and rights, and the limitations or restrictions granted to or imposed upon any wholly unissued series of preferred stock, including the voting rights, dividend rights, conversion rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any such series. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

As stated above, the applicable prospectus supplement will specify the terms of the series of preferred stock being offered, including the following:

•	the number of shares of preferred stock being offered;

•	the designation of the series of preferred stock;

•	the per share purchase price of the preferred stock;

•	the dividend rate or method of determining the dividend rate, if any, including whether the dividend rate is fixed or variable;

•	the date or dates on which dividends will accrue and the dividend payment dates;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will accrue;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of preferred stock for any other class or classes of our securities, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights of the preferred stock;

•	any exchange on which the preferred stock will be listed

•	the transfer agent for the preferred stock; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the company, rank (i) senior to our common stock and to any series of preferred stock which specifically provides that it will rank junior to the preferred stock being offered, (ii) junior to any series of preferred stock which specifically provides that it will rank senior to the preferred stock being offered and (iii) on parity with any other series of preferred stock.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Dividend Rights

Holders of preferred stock will have the dividend rights set forth in the applicable prospectus supplement. Dividends on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement.

Certain Anti-Takeover Matters

Refer to “Description of Common Stock—Certain Anti-Takeover Matters” for a discussion of provisions under Washington law, our articles of incorporation, bylaws and rights plan that may have the effect of delaying, deferring or preventing a change in control.

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the rate or rates of amortization of the debt securities;

•	whether or not the debt securities will be secured or unsecured, the terms of any secured debt and the properties secured by any such debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to retire, redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage or other financial reserve, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will be required to deliver to the debenture trustee, within 120 days after the end of each fiscal year during which any debt securities were outstanding, a certificate stating whether the signors know that any default or event of default occurred during such fiscal year, as well as certain other reports.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

No Protection in the Event of a Change in Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

No Personal Liability of Directors, Officers, Employees and Shareholders

No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock, debt securities and/or rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise (as well as provision for changes to or adjustments in such exercise price);

•	the currencies in which the warrants are being offered;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property, together with the designation, denominations, currencies and other terms of the debt securities purchasable upon exercise of debt warrants;

•	the date on and after which the holder of the warrants can transfer them separately from the related security;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any anti-dilution or other adjustment provisions;

•	the terms of any mandatory or optional call or redemption of the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires, and any expiration acceleration provisions;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us;

•	the number of warrants then-outstanding, if any; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the related security that can be purchased upon exercise, including any rights to:

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter;

•	exercise any rights as shareholders; or

•	receive payments of principal, premium or interest on any underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Warrants may be exercised at the applicable price at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised in the method(s) as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith. Therefore, you should carefully consider the actual provisions of the rights, the rights agreement and the applicable securities.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith. Therefore, you should carefully consider the actual provisions of the units, the units agreement and the applicable securities.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time through underwritten public offerings, negotiated transactions, block trades or a combination of these methods or in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transaction at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from us, as applicable, or the purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters, dealers or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts, commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed;

•	any delayed delivery arrangements; and

•	estimated offering expenses and the net proceeds we will receive from such sale.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to purchasers. Such purchasers may be institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on NASDAQ

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in the applicable prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business for which they receive customary compensation.

Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

General Information

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer presently will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, San Francisco, California, and certain legal matters relating solely to Washington law in connection with the securities offered hereby will be passed upon for us by Karr Tuttle Campbell, Seattle, Washington.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, in each case, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Shares of Series N-2 Preferred Stock

CTI BIOPHARMA CORP.

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Piper Jaffray

Lead Manager

Ladenburg Thalmann

Co-Manager

Roth Capital Partners

December         , 2015